AMERICAN BODY ARMOR & EQUIPMENT, INC.

                                   WITH

                           THE PURCHASERS LISTED

                                    ON

                            EXHIBIT "A" HERETO





             CONVERTIBLE SUBORDINATED NOTE PURCHASE AGREEMENT













                        Dated as of April 30, 1996









                   AMERICAN BODY ARMOR & EQUIPMENT, INC.





          As of April 30, 1996



To the Purchasers set forth
  on Exhibit "A" to this Agreement

Dear Sirs:

          AMERICAN BODY ARMOR & EQUIPMENT, INC., a Florida corporation (the "Company"), agrees with each Purchaser as follows:

          1.     AUTHORIZATION OF CONVERTIBLE NOTES.

                 The Company has authorized the issuance and sale of an aggregate of $10,000,000 principal amount, together with a 15% overallotment option for a total maximum of $11,500,000 principal amount, of its 5% Convertible Subordinated Notes due April 30, 2001 (the "Convertible Notes"). The Convertible Notes are convertible into shares of the Company's Common Stock, par value $.03 per share (such shares to be issued upon conversion of the Convertible Notes being hereinafter referred to herein as the "Shares"), at the Conversion Price defined in Article 24 of this Agreement. The Convertible Notes are to be sold pursuant to this Agreement to the purchasers listed on Exhibit "A" to this Agreement (the "Purchasers"). Interest on the Convertible Notes is payable semi-annually on the last day of December and June in each year, commencing on December 31, 1996 (which first interest payment shall be for the period from and including the Closing Date specified in Article 3 through December 31, 1996, at the interest rate specified in the form of Convertible Note attached hereto as Exhibit "B".

          2.     SALE AND PURCHASE OF CONVERTIBLE NOTES.

                 Subject to the terms and conditions hereof, the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, on the Closing Date specified in Article 3, a Convertible Note or Notes in the aggregate principal amount set forth opposite such Purchaser's name on Exhibit "A" hereto, at a purchase price of 100% of such principal amount.

          3.     CLOSING.

                 The closing (the "Closing") of the purchase and sale of the Convertible Notes will take place at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, at 10:00 a.m., New York City time, on April 30, 1996 or such other time and date as shall be mutually agreed upon by the Purchasers and the Company. Such time and date is herein called the "Closing Date."

                 On the Closing Date, in the case of Purchasers that are present at the Closing, or within one (1) Business Day after the Closing, in the case of all other Purchasers, the Company shall deliver to each Purchaser a Convertible Note or Notes, dated the Closing Date, in the aggregate principal amount set forth opposite such Purchaser's name on Exhibit "A" hereto, each such Convertible Note to be registered in the name of the Purchaser or its nominee, against delivery by the Purchaser to the Company of a certified or official bank check(s) or wire transfer(s) in an aggregate amount equal to the aggregate purchase price for such Convertible Notes, payable to the order of the Company in immediately available funds.

          4.     REPRESENTATIONS AND WARRANTIES BY THE COMPANY.

                 The Company represents and warrants that:

          4.1 Organization and Existence, Authority, etc. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted; the Company has all requisite corporate power and authority to enter into this Agreement, to issue the Convertible Notes as contemplated herein and to carry out the provisions and conditions of this Agreement and of the Convertible Notes, including the issuance of the Shares in accordance with the terms of this Agreement and the Convertible Notes. The Company has no Subsidiaries as of the date hereof. This Agreement and the Convertible Notes have been duly executed and delivered by, and constitute the valid and binding obligations of, the Company, enforceable in accordance with their respective terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity). The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or ownership of its properties would so require, except where the failure to be so qualified would not have a material adverse effect on its business and financial condition, taken as a whole.

          4.2 Litigation. Except as disclosed in the Company Commission Filings (as hereinafter defined), to the knowledge of the Company, there is no action, suit or proceeding pending, or threatened, against the Company before any court, administrative agency or arbitrator which could reasonably be expected to result in any material adverse change in the business, properties, condition (financial or otherwise) of the Company, taken as a whole, or which challenges the validity of any action taken or to be taken pursuant to or in connection with this Agreement or the Convertible Notes.

          4.3 Charter Documents. Neither the execution nor the delivery of this Agreement or the Convertible Notes, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the terms and provisions hereof or thereof, will conflict with, or result in a breach of or creation of a lien under, the terms, conditions or provisions of, or constitute a default under, the charter or by-laws of the Company, as amended, copies of which have been provided to the Purchasers.

          4.4 Authorized and Outstanding Capital Stock. The Company has authorized (i) 15,000,000 shares of Common Stock, par value $.03 per share (the "Common Stock"), of which 6,763,331 shares are issued and outstanding as of the date of this Agreement, and (ii) 1,700,000 shares of 3% convertible preferred stock, stated value $1.00 per share (the "Preferred Stock"), all of which have been either redeemed or converted into shares of Common Stock, and after giving effect to such redemption and conversion, none of which are issued and outstanding. All of such outstanding shares of Common Stock have been validly issued and are fully paid and non-assessable. The Company has authorized (i) the issuance and sale to the Purchasers of an aggregate of $10,000,000 principal amount, together with a 15% overallotment option for a total maximum of $11,500,000 principal amount, of the Convertible Notes and
(ii) the issuance upon conversion of the Convertible Notes of the Shares of the Company's Common Stock into which such Convertible Notes are convertible in accordance with Article 11 or 12, as applicable, of this Agreement. The Shares, when issued in accordance with the terms of this Agreement and the Convertible Notes, will be validly issued, fully paid and non-assessable.

          4.5 Broker's and Finder's Fees. The Company will pay all broker's and finder's fees incurred by the Company in connection with the sale of the Convertible Notes.

          4.6 Commission Filings and Financial Statements. The Company has heretofore made available to the Purchasers true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments and supplements thereto) filed by the Company with the Commission since September 20, 1993 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments and supplements thereto, are sometimes collectively referred to as the "Company Commission Filings"). The Company Commission Filings constitute all of the documents (other than preliminary materials) that the Company was required to file with the Commission since such date. As of their respective dates, each of the Company Commission Filings complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations under each such Act, and none of the Company Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission the financial statements included in the Company Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present in accordance with generally accepted accounting principles in all material respects the financial position of the Company as at the dates thereof and the results of its operations and its cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments and the absence of footnotes. Since January 1, 1996, except as disclosed in the Company Commission Filings filed with the Commission prior to the date hereof, the Company has not incurred any liability or obligation of any kind outside of the ordinary course of business, and no other event has occurred, which in any case or in the aggregate, would have a material adverse effect on the business, assets, results of operations or financial condition of the Company.

          4.7 Tax Returns and Payments. The Company has filed all tax returns required by law to be filed by it and has paid all material taxes, assessments and other governmental charges levied upon the Company and any of its properties, assets, income or franchises which are due and payable, other than those presently payable without penalty or interest or those that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established on the books of the Company in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of the Company in respect of Federal, state and foreign income taxes for all fiscal periods are adequate in the opinion of the Company, and the Company has not been notified of any material unpaid assessment for additional Federal, state or foreign income taxes for any period or any basis for any such assessment for which adequate provision has not been made in its accounts in accordance with generally accepted accounting principles.

          4.8 Indebtedness. The Company Commission Filings correctly describe all material secured and unsecured Indebtedness of the Company outstanding, or for which the Company has commitments, on the date of this Agreement, and identify in all material respects the collateral securing any such secured Indebtedness. The Company is not in material default with respect to the payment of any material Indebtedness or with respect to any instrument or agreement relating thereto.

          4.9 Title to Properties. The Company has good and sufficient title to its material properties and assets, including the properties and assets reflected in the financial statements as of and for the period ended December 31, 1995 (except properties and assets disposed of since such date in the ordinary course of business and properties and assets held under Capital Leases). The Company enjoys peaceful and undisturbed possession under all material leases necessary in any material respect for the operation of its material properties and assets, and all such leases are valid and subsisting and are in full force and effect.

          4.10 Compliance with Other Instruments, Etc. The Company is not in violation of any term of its certificate or articles of incorporation or by-laws, and the Company is not in material violation of any material term of any material agreement or instrument to which it is a party or by which it is bound or any material term of any applicable law, ordinance, rule or regulation of any governmental authority or any material term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, the consequences of which violation might have a materially adverse effect on the business, condition (financial or other), operations, assets or properties of the Company; the execution, delivery and performance of this Agreement and the Notes will not result in any material violation of or be in material conflict with or constitute a material default under any such term; and there is no such term which materially adversely affects the business, condition (financial or other), operations, assets, or properties of the Company, taken as a whole.

          4.11 Governmental Consent. No material consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the Company or any of its Subsidiaries is required for the valid execution and delivery of this Agreement or the valid offer, issue, sale and delivery of the Notes pursuant to this Agreement, except where the failure to obtain such consent or make such filing would not have a material adverse effect on the business, operations or assets of the Company, and except for appropriate filings (i) with the Commission and the American Stock Exchange of a Form D, (ii) with the American Stock Exchange of an additional listing application for the Shares, and (iii) with such state securities commissions in respect of "blue sky" laws as may be appropriate.

          4.12 Use of Proceeds. The Company will apply the net proceeds of the sale of the Convertible Notes principally for funding the Company's acquisition program and for general corporate purposes, including the repayment of certain outstanding Indebtedness.

          4.13 Solvency. On the Closing date and after giving effect to the application of the proceeds of the Convertible Notes as specified in Section 4.12, the Company will be Solvent.

          4.14 Disclosure. To the best of the Company's knowledge, there is no fact (other than matters of a general economic or political nature which does not affect the Company uniquely) known to the Company which materially adversely affects the business, condition (financial or other), operations, assets or properties of the Company which has not been set forth either in the Company Commission Filings or in this Agreement or in the other documents, certificates and instruments delivered to the Purchasers by or on behalf of the Company specifically for use in connection with the transactions contemplated by this Agreement.

          5.     SUBORDINATION.

          5.1 Agreement to Be Bound. The Company covenants and agrees, and each holder of Convertible Notes by his (its) acceptance thereof, likewise covenants and agrees, that the Convertible Notes shall be issued subject to the provisions contained in this Article 5; and each person holding any Convertible Notes, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

                 All Convertible Notes shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined herein).

          5.2    Priority of Senior Indebtedness.    (a) No payment on account
of principal or interest on the Convertible Notes shall be made, nor shall any assets be applied to the purchase or other acquisition or retirement of the Convertible Notes, if, at the time of such payment or application or immediately after giving effect thereto, there shall exist a default in the payment of any amount due on any Senior Indebtedness. Within ten (10) Business Days after knowledge of any such default referred to in this Section 5.2(a), the Company shall furnish a copy thereof to each holder of the Convertible Notes, in the manner and at the address specified pursuant to
Article 17 hereof.

          (b) If there shall have occurred an event of default (other than a default in the payment of any amount due) with respect to any issue of Senior Indebtedness, as defined herein, or in the instrument under which the same has been issued, permitting the holders thereof, after notice or lapse of time, or both, to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment on account of principal or interest on the Convertible Notes shall be made, nor shall any assets be applied to the conversion, redemption or other acquisition or retirement of the Convertible Notes until the earliest to occur of (i) 75 days after the date that notice of such default is given to the holders of Convertible Notes pursuant to the last sentence of this Section 5.2(b), or (ii) the date on which the Senior Indebtedness to which such event of default related is discharged in accordance with its terms, or (iii) the date such event of default is waived by the holders of such Senior Indebtedness or otherwise cured. For purposes of this Section 5.2(b), so long as LaSalle Business Credit, Inc. ("LaSalle") is a holder of Senior Indebtedness of the Company, the time period referred to in clause (i) above shall remain 75 days; and at any time that LaSalle is no longer a holder of Senior Indebtedness of the Company, the Company shall use its commercially reasonable efforts to cause such 75-day period to be reduced to 30 days. Within ten (10) Business Days after knowledge of any such default referred to in this Section 5.2(b), the Company shall furnish a copy thereof to each holder of the Convertible Notes, in the manner and at the address specified pursuant to Article 17 hereof.

          (c) Upon the occurrence and during the continuance of any Event of Default under this Agreement or the Convertible Notes, or upon the occurrence of an event described in Sections 5.2(a) or (b) which gives rise to the non-payment of principal or interest due on the Convertible Notes, and notwithstanding any other provision contained herein or in the Convertible Notes to the contrary, each Purchaser hereby agrees, for the benefit of the holders of Senior Indebtedness, not to ask for, demand, sue for, take or receive any amount owing under the Convertible Notes or exercise any remedy (whether pursuant hereto, including, without limitation, acceleration of the Convertible Notes, at law, in equity or otherwise) with respect thereto until the earliest of (i) 75 days after (x) the occurrence of such Event of Default or (y) the date that notice of such default is given to the holders of Convertible Notes pursuant to Sections 5.2(a) or (b), (ii) the date on which all Senior Indebtedness is accelerated, (iii) if applicable, the date on which the Senior Indebtedness to which such event of default related is discharged in accordance with its terms or such event of default is waived by the holders of such Senior Indebtedness or otherwise cured or (iv) any voluntary or involuntary petition in bankruptcy filed by or against the Company. For purposes of this Section 5.2(c), so long as LaSalle is a holder of Senior Indebtedness of the Company, the time period referred to in clause (i) above shall remain 75 days; and at any time that LaSalle is no longer a holder of Senior Indebtedness of the Company, the Company shall use its commercially reasonable efforts to cause such 75-day period to be reduced to 30 days. Within ten (10) Business Days after knowledge of any Event of Default under this Agreement or the Convertible Notes, the Company shall furnish a copy thereof to the holders of Senior Indebtedness in the manner and at the addresses specified in the documents and/or agreements evidencing the applicable Senior Indebtedness.

          5.3 Acceleration of Convertible Notes; Insolvency. Upon (i) any acceleration of the principal amount due on the Convertible Notes or Senior Indebtedness or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof duly provided for, to the full satisfaction of the holders of Senior Indebtedness before the holders of the Convertible Notes shall be entitled to receive or retain any assets so paid or distributed in respect thereof; and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Convertible Notes would be entitled, except for these provisions, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Convertible Notes if received by them or it, as the case may be, directly to the holders of Senior Indebtedness, to the extent necessary to pay all such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness before any payment or distribution is made to the holders of the Convertible Notes, except that the holders of Senior Indebtedness of the type described in clause (i) of the definition of Senior Indebtedness shall be entitled to receive payment in full of such Senior Indebtedness (or provisions satisfactory to the holders of such Senior Indebtedness shall be made for such payment) before the holders of other types of Senior Indebtedness shall be entitled to receive payment on such other Senior Indebtedness.

                 In the event that, notwithstanding the provision of the preceding paragraph or of Section 5.2 hereof, any payment or distribution of assets of the Company prohibited by the preceding paragraph or by Section 5.2 hereof shall be received by the holders of the Convertible Notes before all Senior Indebtedness is paid in full, or provision made for such payment, to the full satisfaction of the holders of Senior Indebtedness, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness. All payments applied to Senior Indebtedness pursuant to this paragraph of Section 5.3 shall be allocated among the holders of Senior Indebtedness in accordance with the provisions of the preceding paragraph of this Section 5.3.

          5.4 Subrogation, Etc. Upon payment in full of all Senior Indebtedness, the holders of Convertible Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company pro rata in proportion to the respective amounts then owing to the holders of Convertible Notes; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the holders of Convertible Notes would be entitled except for the provisions of this
Section 5, and no payment over pursuant to such provisions to the holders of Senior Indebtedness, shall, as between the Company and its creditors (other than the holders of Convertible Notes and the holders of the Senior Indebtedness), be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Section
5 are and are intended solely for the purpose of defining the relative rights of the holders of Convertible Notes on the one hand and the holders of Senior Indebtedness on the other hand. The holders of Senior Indebtedness may amend, modify and otherwise deal with Senior Indebtedness without any notice to or approval of any holder of Indebtedness ranking junior to Senior Indebtedness.

          5.5 Enforcement. The foregoing subordination provisions shall be for the benefit of the holders of Senior Indebtedness and may be enforced directly by such holders against the holders of the Convertible Notes. Each holder of Convertible Notes by his (or its) acceptance thereof shall be deemed to acknowledge and agree that the subordination provisions of this Article 5 are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Convertible Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and each holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                 Upon any payment or distribution of assets of the Company, the holders of the Convertible Notes shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidation trustee, Company, agent or other person making such payment or distribution, delivered to the holders of the Convertible Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertaining thereto or to the provisions of this Article 5.

          5.6 Obligations Unimpaired. Nothing contained in this Article 5, or elsewhere in this Agreement, or in the Convertible Notes, is intended to or shall impair as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Convertible Notes, the obligation of the Company, which shall be absolute and unconditional, to pay the holders of the Convertible Notes the principal of and interest on the Convertible Notes as and when the same shall become due and payable in accordance with the terms thereof, or affect the relative rights of the holders of the Convertible Notes and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the holder of any Convertible Notes from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy. Nothing contained in this Article 5 or elsewhere in this Agreement, or in any of the Convertible Notes, shall prevent the Company from making payment of the principal of or interest on the Convertible Notes at any time except under the conditions described in Section 5.2 or 5.3 or during the pendency of any dissolution, winding up, liquidation or reorganization of the Company.

          5.7 Definition of Senior Indebtedness. The term "Senior Indebtedness" shall mean the principal and interest on (i) all Indebtedness of the Company and its Subsidiaries for money borrowed from time to time, including that owing to banks or other financial institutions (including, but not limited to, LaSalle), an agency or agencies of the federal government or other institutions engaged in the business of lending money, (ii) all Capital Leases of the Company and its Subsidiaries, (iii) obligations of the Company for the reimbursement of any obligor on any Letter of Credit, banker's acceptance or similar credit transaction, and (iv) any deferrals, renewals and extensions of any indebtedness described in clauses (i) through (iii) above, unless under the express provisions of the instrument creating or evidencing any such indebtedness, or pursuant to which the same is outstanding, such indebtedness is not superior in right of payment to the Convertible Notes; provided, however, that Senior Indebtedness shall not include Indebtedness owed or owing to any Subsidiary or any officer, director or employee of the Company or any Subsidiary.

          6.     REPRESENTATIONS OF THE PURCHASERS.

          6.1    Representations.   (a) Each Purchaser hereby represents that
it is capable of evaluating the risk of its investment in the Convertible Notes and is able to bear the economic risk of such investment, that it is purchasing the Convertible Notes for its own account (or as trustee for one or more trust or pension funds) and that in each such case the Convertible Notes are being purchased by such Purchaser (or such funds) for investment and not with a view to any resale or distribution thereof or of the Shares issuable upon conversion thereof. If any Purchaser should in the future decide to dispose of the Convertible Notes or the Shares (which it does not now contemplate), it is understood that it may do so only in complete compliance with the Securities Act and any applicable state Blue Sky or securities laws. If any Purchaser is purchasing the Convertible Notes as trustee for one or more trust or pension funds, it represents that, it is acting as sole trustee and has sole investment discretion and that the determination and decision on its behalf to purchase the Convertible Notes for all such funds is being made by the same individual or group of individuals who customarily approves such investments.

          (b) Each Purchaser hereby represents that it is an "accredited investor" within the meaning of Regulation D of the General Rules and Regulations promulgated under the Securities Act ("Regulation D") and hereby agrees to provide the Company and its counsel with such information (including, but not limited to, a completed and signed Confidential Purchaser Questionnaire in the form of Exhibit "C" attached hereto) as is reasonably necessary to enable the Company to file a Form D with the Commission with respect to the transactions contemplated hereby. In furtherance of the foregoing, each Purchaser acknowledges that a purchase of the Convertible Notes is only available to a Purchaser who is an "accredited investor." In connection therewith, each Purchaser represents and warrants to the Company that he or it, as the case may be, qualifies as an "accredited investor" within the meaning of Regulation D, since he, or it meets one of the following standards for determination of "accredited investor" status of Regulation D set forth below:

          1. Any broker or dealer registered pursuant to Section 15 of the Exchange Act;

          2. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

          3. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          4. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D;

          5. Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

          6. Any entity in which all of the equity owners are "accredited investors".

          (c) Each Purchaser hereby represents that it (i) has received and carefully reviewed the Company Commission Filings, and (ii) has had the opportunity to ask questions and receive answers from the Company concerning the Company Commission Filings and the terms and conditions of the offering of the Convertible Notes and to obtain any documents relating to the Company which are publicly available and any additional information or documents relating to the Company which the Company possesses or can acquire without unreasonable effort or expense.

          (d) Each Purchaser hereby represents that it and any entity for whose account it is purchasing Convertible Notes hereunder, is an entity organized or established under the laws of one of the several states of the United States of America.

          (e) Each Purchaser hereby represents that the execution, delivery and performance by it of this Agreement and the purchase by it of the Convertible Notes (i) has been duly authorized by all requisite action on the part of such Purchaser, (ii) does not violate any charter, bylaws, partnership agreement, trust instrument or other organizational document applicable to such Purchaser, and (iii) does not violate any material term of any law, rule, regulation, court order, judgment or contractual or other obligation applicable to such Purchaser, the consequences of which violation might have a materially adverse effect on the business, condition (financial or other), operations, assets or properties of such Purchaser.

          6 A.   CERTAIN CONSIDERATIONS.

                 The Purchasers acknowledge that they are aware of the risks inherent in an investment in the Company and specifically the risks of an investment in the Convertible Notes, and that they are capable of bearing a complete loss of such investment. In connection with and in furtherance of the foregoing, each Purchaser further acknowledges that he or it is aware that
(i) the Company currently contemplates growth through an acquisition strategy, and that there can be no assurance that such acquisition strategy will be successfully implemented, (ii) the Company will incur costs in connection with pursuing such acquisition strategy, whether or not any such acquisitions are completed, (iii) dilution may result in the event that acquisitions are completed by issuing stock in the Company as consideration, in whole or in part, for such acquisitions, (iv) the Company has recently emerged from bankruptcy proceedings, and (v) there can be no assurance of the future viability or profitability of the Company, nor can there be any assurance relating to the current or future price of the Company's Common
Stock.

          7.     CONDITIONS TO OBLIGATIONS.

                 The Purchasers' obligation to purchase the Convertible Notes hereunder is subject to satisfaction of the following conditions at the
Closing:

          7.1 Accuracy of Representations and Warranties. The representations and warranties of the Company herein or in any certificate or document delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

          7.2 Performance; No Default. The Company shall have performed and complied, in each case in all material respects, with all material agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and at the time of the Closing, no Event of Default shall have occurred and be continuing.

          7.3 Officers' Certificate. The Purchasers shall have received a certificate dated the Closing Date and signed by the President, a Vice President or Chairman or Vice Chairman of the Company and by the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer of the Company, to the effect that the conditions of Sections 7.1 and 7.2 hereof have been satisfied.

          7.4 Proceedings. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be in form and substance reasonably satisfactory to you, and your counsel shall have received all such originals or certified or other copies of such documents as you and they may reasonably request.

          7.5 Legal Investment. On the Closing Date, there shall have been no change in applicable law or material facts in respect of the Company or any Purchaser, making the purchase of the Convertible Notes no longer a legal investment for any Purchaser.

          7.6 No Litigation. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced and still be pending, and no investigation by any governmental or regulatory authority shall have been commenced and still be pending, against the Company seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions.

          7.7 Opinion of Counsel. The Purchasers shall have received from counsel to the Company an opinion in form and substance reasonably satisfactory to the Purchasers.

          7.8 Sales to Other Purchasers. The Company shall have concurrently sold to the other Purchasers the Convertible Notes to be purchased by each of them at the Closing and shall have received payment in full therefor and shall have delivered or caused to be delivered to each of the other Purchasers such Convertible Notes in accordance with the terms hereof.

          7.9 Purchase Permitted by Applicable Laws. The offering, issuance, purchase and sale of, and payment for, the Convertible Notes to be purchased by the Purchasers on the Closing date on the terms and conditions herein provided (including the use of the proceeds of such Convertible Notes by the Company) shall not violate any law or governmental regulation applicable to the Purchasers.

          7.10 Compliance with Securities Laws. The offering and sale of the Convertible Notes at or prior to the Closing under this Agreement shall have complied in all material respects with all applicable requirements of federal and state securities laws.

          8.     AFFIRMATIVE COVENANTS.

          8.1 Financial Information. The Company and each Subsidiary will maintain its books and records in accordance with generally accepted accounting principles. So long as any of the Convertible Notes shall remain outstanding, the Company will deliver to each holder of the Convertible Notes:

                 (a) as soon as practicable, and in any event within 90 days after the close of each fiscal year of the Company, (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year-end (ii) consolidated statements of income, cash flow and common stock and other stockholders' equity of the Company and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year and to be in reasonable detail and certified without material exception by Deloitte & Touche or other nationally recognized independent public accountants selected by the Company; provided, however, that delivery pursuant to clause (c) below of copies of the Annual Report on Form 10-KSB of the Company for such fiscal year timely filed with the Commission (together with copies of the financial statements required to be included therein) shall be deemed to satisfy the requirements of this clause (a);

                 (b) as soon as practicable, and in any event within 45 days after the close of each of the first three fiscal quarters of the Company during such fiscal year (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and (ii) consolidated statements of income, cash flow and common stock and other stockholders' equity of the Company and its Subsidiaries for the portion of the fiscal year ended with the end of such quarter, in each case setting forth in comparative form the corresponding figures for the comparable period of the preceding fiscal year provided, however, that delivery pursuant to clause (c) below of copies of the Quarterly Report on Form 10-QSB of the Company for such quarterly period timely filed with the Commission shall be deemed to satisfy the requirements of this clause (b);

                 (c) as soon as practicable, copies of all financial statements, proxy materials or reports sent to the Company's stockholders and of all reports or final registration statements filed with the Commission pursuant to the Securities Act or the Exchange Act; and

                 (d) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested.

          8.2 Office for Payment, Exchange and Registration. So long as any of the Convertible Notes are outstanding, the Company will maintain an office or agency in the United States where the Convertible Notes may be presented for payment, conversion, exchange or registration of transfer as provided in this Agreement. Such office or agency initially shall be the office of the Company set forth in Article 17 hereof, which place may thereafter from time to time be changed by notice to the holders of all Convertible Notes then outstanding.

          8.3 Notices. The Company will give notice to all holders of Convertible Notes within 3 Business Days after it learns of the existence of any Event of Default or any event which, with the giving of notice or the lapse of time or both, would become an Event of Default, describing the same and the period of existence thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

          8.4 Change in Control. In the event that Warren B. Kanders (i) is no longer Chairman of the Board of Directors of the Company, or (ii) owns less than 20% of either (x) the issued and outstanding shares of Common Stock, or (y) the voting power, of the Company, then a "Change in Control" of the Company shall be deemed to have occurred. Upon the occurrence of a Change in Control, holders of Convertible Notes shall have the option, upon giving 30 days written notice to the Company, to have all, but not less than all, of the outstanding principal amount of their respective Convertible Notes, together with all accrued and unpaid interest thereon, repaid by the Company upon expiration of such 30-day period.

          8.5 Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises deemed material to its business, and those of each of its material Subsidiaries, except as otherwise specifically permitted by Section
9.1 and except that the corporate existence of any Subsidiary of the Company may be terminated if, in the good faith judgment of the Board of Directors, such termination is in the best interest of the Company.

          8.6 Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, provided that no such tax, assessment, charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

          8.7 Maintenance of Properties; Insurance. The Company will maintain or cause to be maintained in reasonably good repair, working order and condition, normal wear and tear excepted, all material properties used in the business of the Company and its Subsidiaries. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

          8.8 Compliance with Laws. The Company will, and will cause each Subsidiary to, comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where (i) noncompliance could not reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          9.     NEGATIVE COVENANTS.

                 The Company covenants and agrees as follows:

          9.1 Consolidation, Merger and Sale. The Company will not, directly or indirectly, sell, lease, transfer or otherwise dispose of all or a substantial portion of its assets or business to any other corporation, or consolidate with or merge into any other corporation, unless if such surviving or transferee corporation is a corporation other than the Company, (i) such surviving or transferee corporation is a corporation organized under the laws of the United States or of any State of the United States, (ii) all liabilities and obligations (including registration obligations under Article
13) of the Company under this Agreement and the Convertible Notes shall have been expressly assumed by such surviving or transferee corporation by instruments and proceedings reasonably satisfactory to holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the outstanding Convertible Notes, and (iii) there shall exist no Event of Default, and no event which, with notice, the lapse of time, or both, would constitute an Event of Default, both immediately before such transaction, and immediately after such transaction upon giving effect on a pro forma basis to such transaction; provided, however, that the Company shall be permitted to merge with and into a Delaware corporation for the purpose of reincorporating in the State of Delaware, and the Purchasers hereby expressly consent to such merger, so long as the conditions specified in clauses (i), (ii) and (iii) of this Section 9.1, other than the requirement of having obtained the approval of the holders of at least sixty-six and two thirds percent (66 2/3%) in aggregate principal amount of the outstanding Convertible Notes as set forth in clause (ii) of this Section 9.1, have been satisfied. In connection therewith, the Purchasers further expressly consent to the transfer of assets of the Company or the surviving company of the merger pursuant to which the Company will be reincorporated in Delaware (the "Surviving Company"), as the case may be, to one or more wholly-owned Subsidiaries of the Company or the Surviving Company, as the case may be, for the purpose of creating a holding company structure for the Surviving Company by which the Surviving Company will be conducting operations through one or more Subsidiaries. In such event, the obligations of the Company under this Agreement, including the obligations of the Company under the Convertible Notes, shall become the obligations of the parent company of the holding company structure to be formed, and the Company and the Purchasers hereby agree to cooperate with each other and to execute and deliver such instruments as may be necessary in order to give effect to the foregoing.

          9.2 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any transaction, including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, with any Affiliate of the Company, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained in an arm's length transaction at the time from persons which are not Affiliates, provided that the foregoing restrictions shall not apply to any transaction between the Company and a wholly-owned Subsidiary of the Company or between one wholly-owned Subsidiary of the Company and another wholly-owned Subsidiary of the Company. The Company shall not permit any Affiliate of the Company to become the holder of any Senior Indebtedness.

          9.3 Restricted Indebtedness. The Company will not, directly or indirectly, incur any Indebtedness the proceeds of which will be used to pay dividends upon shares of the Company's Common Stock or any other capital stock of the Company that may from time to time be outstanding.

          9.4 Guaranties by Subsidiaries. Other than in the ordinary course of business or to the holders of Senior Indebtedness, or unless the holders of Convertible Notes shall approve, the Company shall cause its Subsidiaries not to guaranty the Indebtedness of the Company or of any other party.

          10.    DEFAULTS.

                 If any of the following events (herein called an "Event of Default") shall occur and be continuing:

                 (a) If the Company shall default in the payment (whether or not such payment is prohibited under Article 5 hereof) of (i) any part of the principal on any Convertible Note, when the same shall become due and payable, whether at maturity or by acceleration or otherwise, or (ii) the interest on any Convertible Note, when the same shall become due and payable, and such default in the payment of interest shall have continued for fifteen (15) days;

                 (b) If the Company shall default in the performance of any agreement or covenant contained in this Agreement or the Convertible Notes and such default shall continue for thirty (30) days; or

                 (c) If any representation or warranty by the Company herein or any certificate delivered by the Company pursuant hereto shall prove to have been incorrect in any material respect when made; or

                 (d) If (i) the Company shall fail to make any payment in respect of any Indebtedness when due or within any applicable grace period; or (ii) any other event of default, as defined in any material indenture or material instrument evidencing or under which there is at the time outstanding any Indebtedness of the Company, shall occur which (1) results in the acceleration of the maturity of such Indebtedness or (2) enables (or, with the giving of notice, would enable) the holder of such Indebtedness or any person acting on such holder's behalf to accelerate the maturity thereof if, in the case of subclause (2) hereof, such event or condition has been in existence for 180 days without being cured or waived; provided, that, the aggregate principal amount of the Indebtedness referred to in clause (i) or (ii) (together with any other defaulted Indebtedness) exceeds $750,000; or

                 (e) If a final judgment which, either alone or together with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $750,000 shall be rendered against the Company or any Subsidiary and such judgment shall have continued undischarged or unstayed for sixty (60) days after entry thereof; or

                 (f) If the Company or any Subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts; or if the Company or any Subsidiary shall suffer the appointment of a receiver or trustee for it or substantially all of its assets and, if appointed without its consent, not to be discharged or stayed within sixty (60) days; or if the Company or any Subsidiary shall suffer proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors to be instituted by or against it, and, if contested by it, not to be dismissed or stayed within sixty (60) days; or if the Company or any Subsidiary shall fail generally to pay its debts as they become due; or if the Company or any Subsidiary shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property with respect to claims in excess of $750,000, which is not released, stayed, bonded or vacated within sixty (60) days after its issue or levy; or if the Company or any Subsidiary takes corporate action in furtherance of any of the aforesaid purposes or conditions;

then and in each such event the holders of forty percent (40%) or more in aggregate principal amount of the Convertible Notes then outstanding may at any time (unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to the Company, declare all the Convertible Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with all interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived; provided, however, that this provision is subject to the condition that if, at any time after the principal of the Convertible Notes shall so become due and payable, any arrears of principal and interest on the Convertible Notes (with interest at the rate specified in the Convertible Notes on any overdue principal and, to the extent legally enforceable, on any interest overdue) shall be paid by or for the account of the Company, then the holder or holders of at least fifty-one percent (51%) in aggregate principal amount of the Convertible Notes then outstanding, by written notice or notices to the Company, may waive such Event of Default and its consequences and rescind or annul such declaration, but no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom; provided, further, that notwithstanding the foregoing, if there shall occur an Event of Default under clause (f) above, or a breach of the covenants contained in Sections 8.4, 9.1 or 9.3 hereof, then the Convertible Notes, together with all interest accrued thereon, shall immediately mature and become due and payable, without the necessity of any action by the Purchasers or notice to the Company. If any holder of a Convertible Note shall give any notice or take any other action with respect to a claimed default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action, will give written notice thereof to all other holders of the Convertible Notes then outstanding, describing such notice or other action and the nature of the claimed default.

          11.    CONVERSION.

          11.1 Conversion. On or after the date hereof, and prior to the maturity of the Convertible Notes or, if sooner, the Call Date (as hereinafter defined), the holder of a Convertible Note shall have the right, at the option of such holder (whether or not payment upon the Convertible Notes is prohibited by the subordination provisions of Article 5) to convert, subject to the terms and provisions of this Article 11, all or, subject to the proviso contained in this Section 11.1, any portion of the Convertible Notes held by such holder into the number of fully paid and nonassessable Shares as shall be equal to the aggregate principal amount of Convertible Notes then being converted divided by the Conversion Price then in effect, by delivery of the Convertible Notes to the Company at the office of the Company provided for in
Section 8.2 herein; provided, however, that no holder of a Convertible Note shall be permitted to exercise its rights with respect to partial conversions as herein described unless each such holder of a Convertible Note elects to convert a minimum of at least $500,000 principal amount of its Convertible Note or any additional amounts in multiples of $250,000 principal amount of Convertible Notes; provided, further, that the Company shall not be required to issue any fractional shares in connection with any conversion pursuant to this Article 11. In the event that any Purchaser shall exercise the Convertible Notes held by it with respect to less than the entire aggregate principal amount outstanding of such Convertible Notes held by such Purchaser, the Company shall, or shall direct its transfer agent to, issue to such Purchaser certificates for the Shares of Common Stock for which such Convertible Note is being exercised in such denominations as are required for delivery to such Purchaser, and the Company shall, or shall direct its transfer agent to, thereupon deliver such certificates to or in accordance with the instructions of such Purchaser, and the Company shall issue to such Purchaser a new Convertible Note, duly executed by the Company, in form and substance identical to the Convertible Note surrendered by such Purchaser, for the balance of the aggregate principal amount of Convertible Notes that have not been so converted.

          11.2 Delivery of Stock Certificates; Time Conversion Effective; No Adjustment for Interest or Dividends. As promptly as practicable after the surrender (as herein provided) of a Convertible Note for conversion, the Company shall deliver or cause to be delivered to or upon the written order of the holder of the Convertible Note so surrendered, certificates representing the number of fully paid and nonassessable Shares into which the Convertible Note may be converted. Subject to the following provisions of this Section 11.2, such conversion shall be deemed to have been made at the close of business on the date that such Convertible Note shall have been surrendered for conversion at the office of the Company provided for in Section 8.2 (the "Conversion Date"), so that the rights of the holder of such Convertible Note as a holder thereof, shall cease at such time and the person or persons entitled to receive any of the Shares upon conversion of the Convertible Notes shall be treated for all purposes as having become the record holder or holders of such Shares at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed, shall be effective to constitute the person or persons entitled to receive Shares upon such conversion as the record holder or holders of such Shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open or the Company is required to convert Convertible Notes. The Company will, at the time of such conversion, upon request of the holder of the Convertible Note, acknowledge in writing its continuing obligation to such holder in respect of any rights (including, without limitation, any right of registration of the Shares issued upon such conversion) to which such holder shall continue to be entitled under this Agreement after such conversion, provided, that, the failure of such holder to make any such requests shall not affect the continuing obligation of the Company to such holder in respect of such rights.

                 If the day for the exercise of the conversion right shall not be a Business Day, then such conversion right will automatically be deemed to be exercised on the next succeeding day which is a Business Day.

                 No adjustments in respect of interest or cash dividends shall be made upon conversion of any Convertible Note. The Company shall pay all unpaid interest on any Convertible Note so converted which has accrued to (but not including) the date upon which such conversion is deemed to have been effected in accordance with this Section 11.2.

          11.3 Notice to Holders of Election. Upon receipt of an election to convert by a holder of Convertible Notes pursuant to this Article 11, the Company shall, as soon as practicable, notify the holders of the remaining Convertible Notes of such election.

          11.4 Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment as of the Closing Date as follows:

                 (a) In case the Company shall, after the date hereof, (i) pay a stock dividend or make a distribution in shares of its capital stock (whether shares of its Common Stock or of capital stock of any other class), (ii) subdivide its outstanding shares of Common Stock,
          (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of a Convertible Note thereafter surrendered for conversion shall be entitled to receive an equivalent number of shares of capital stock of the Company which he would have owned immediately following such action had such Convertible Note been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                 (b) In case the Company, after the date of this Agreement, shall issue rights, warrants or options entitling the recipients thereof to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the Conversion Price then in effect, the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights, warrants or options by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or options (immediately prior to such issuance), plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered to subscription or purchase) would purchase at the Conversion Price then in effect, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or options (immediately prior to such issuance) plus the number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered for subscription or purchase are convertible). Such adjustment shall be made successively whenever any such rights, warrants or options are issued. In determining whether any rights, warrants or options entitle the holders thereof to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at less than the Conversion Price then in effect and in determining the aggregate offering price of such shares of Common Stock (or conversion price of such convertible securities), there shall be taken into account any consideration received by the Company for such rights, warrants or options (and for such convertible securities), the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of the Company (which determination shall be conclusive). If at the end of the period during which such warrants, rights or options are exercisable not all such warrants, rights or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based on the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                 (c) In case the Company, after the date of this Agreement, shall distribute to all holders of its outstanding Common Stock any shares of capital stock (other than Common Stock), evidences of its Indebtedness or assets (including securities and cash, but excluding any cash dividend paid out of current or retained earnings of the Company and dividends or distributions payable in stock for which adjustment is made pursuant to subsection (a) of this Section 11.4) or rights, warrants or options to subscribe for or purchase securities of the Company (excluding those referred to in subsection
          (b) of this Section 11.4), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the Conversion Price then in effect less the fair market value on such record date (as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive) of the portion of the capital stock or the evidences of Indebtedness or the assets so distributed to the holder of one share of Common Stock or of such subscription rights, warrants or options applicable to one share of Common Stock and of which the denominator shall be the Conversion Price then in effect. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. If at the end of the period during which warrants, rights or options described in this subsection (c) are exercisable not all such warrants, rights or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based on the number of warrants, rights or options actually exercised.

          (d)    Notwithstanding anything in subsection (b) or (c) of this
          Section 11.4 to the contrary, with respect to any rights, warrants or options covered by subsection (b) or (c) of this Section 11.4, if such rights, warrants or options are only exercisable upon the occurrence of certain triggering events, then for purposes of this
          Section 11.4 such rights, warrants or options shall not be deemed issued or distributed, and any adjustment to the Conversion Price required by subsection (b) or (c) of this Section 11.4 shall not be made until such triggering events occur and such rights, warrants or options become exercisable.

                 (e) In case the Company, after the date of this Agreement, shall issue shares of its Common Stock (excluding those rights, warrants, options, shares of capital stock or evidences of its Indebtedness or assets referred to in subsection (b) or (c) to this
          Section 11.4) at a net price per share less than the Conversion Price in effect on the date the Company fixes the offering price of such additional shares, the Conversion Price shall be reduced immediately thereafter so that it shall equal the price determined by multiplying such Conversion Price in effect immediately prior thereto by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Conversion Price then in effect and the denominator shall be the number of shares of Common Stock that would be outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made. This subsection (e) shall not apply to Common Stock issued to any employee, officer or director of the Company under a bona fide employee or director benefit plan adopted by the Company or any Subsidiary thereof and approved by the stockholders of the Company or such Subsidiary, as appropriate.

                 (f) In any case in which this Section 11.4 shall require that an adjustment be made immediately following a record date or an effective date, the Company may elect to defer (but only until five Business Days following the mailing by the Company to the holders of Convertible Notes of the certificate required by subsection (h) of this Section 11.4) issuing to the holder of any Convertible Note converted after such record date or effective date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

                 (g) No adjustment in the Conversion Price shall be required to be made unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
          Section 11.4 shall be made to the nearest cent.

                 (h) Whenever the Conversion Price is adjusted as provided in Section 11.4(a) herein, the Company will promptly mail to the holders of the Convertible Notes, a certificate of the Company's Treasurer or Chief Financial Officer setting forth the Conversion Price as so adjusted and a brief statement of facts accounting for such adjustment.

                 (i) Irrespective of any adjustment or change in the Conversion Price and the number of Shares actually purchasable under the Convertible Notes, the Convertible Notes theretofore and thereafter issued may continue to express the Conversion Price per Share and the number of Shares purchasable thereunder as the Conversion Price per Share and the number of Shares purchasable as expressed upon the Convertible Notes when initially issued.

          11.5 Company's Consolidation or Merger. Except as otherwise provided in Section 9.1 hereof, if the Company shall at any time consolidate or merge with or into another corporation, (a) the Company shall give at least five (5) days prior written notice to the holders of the Convertible Notes of such consolidation or merger and the terms thereof, and (b) the holder of a Convertible Note shall thereafter be entitled to receive, upon the conversion thereof, the securities or property to which a holder of the number of Shares then deliverable upon the conversion thereof would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure such holder that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be in relation to any securities or property thereafter deliverable upon the conversion of the Convertible Note including, but not limited to, obtaining a written acknowledgement from the continuing corporation or other appropriate corporation of its obligation to supply such securities or property upon such conversion. Except as otherwise provided in Section 9.1 hereof, a sale of all or substantially all the assets of the Company shall be deemed a consolidation or merger for the foregoing purposes.

          11.6 Reserve of Sufficient Shares. The Company will reserve and keep available a sufficient number of shares of its Common Stock to satisfy the conversion requirements of all outstanding Convertible Notes. The Company will take all such action as may be necessary to insure that all Shares issued upon conversion of the Convertible Notes will be duly and validly authorized and issued and fully paid and nonassessable.

          11.7 Taxes on Conversion. The issuance of certificates for Shares upon the conversion of Convertible Notes shall be made without charge to the holders of Convertible Notes converting such Convertible Notes for any issue or stamp tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of the Convertible Notes converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Convertible Note converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          11.8 Cancellation of Converted Convertible Notes. All Convertible Notes which have been converted shall be cancelled by the Company and no Convertible Notes shall be issued in lieu thereof.

          11.9   Notice to Holders of Convertible Notes.  In case at any time:

                 (a) the Company shall take any action which would require an adjustment in the Conversion Price pursuant to Section 11.4(a); or

                 (b) there shall be any capital reorganization or reclassification of the Common Stock (other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), whether or not such reorganization or reclassification results in an adjustment in the Conversion Price, or any consolidation or merger to which the Company and its Subsidiaries is a party and for which approval of any stockholders of the Company is required, or any sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries; or

                 (c) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give written notice to the holders of the Convertible Notes, not less than thirty (30) days before any record date or other date set for definitive action, of the date on which such adjustment, distribution, reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the current Conversion Price and the kind and amount of the Shares and other securities and property deliverable upon conversion of the Convertible Notes. Such notice shall also specify the date as of which the holders of the Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such adjustment, distribution, reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to convert the Convertible Notes into Shares shall terminate).

          Without limiting the obligation of the Company to provide notice to the holders of Convertible Notes or Shares of corporate action hereunder, it is agreed that failure of the Company to give such notice shall not invalidate such corporate action of the Company.

          12.    CALL OF CONVERTIBLE NOTES BY THE COMPANY.

                 The Company shall not directly or indirectly, call, prepay, redeem, repurchase, convert or otherwise acquire any Convertible Notes or any portion thereof except as set forth in this Article 12.

          12.1 Optional Conversion or Redemption Upon Call by the Company. The Company may, at its option, call the Convertible Notes, either in whole or in part on a pro-rata basis:

           (i) at any time prior to the maturity of the Convertible Notes and after April 30, 1998; or

          (ii) at any time, whether prior to or after April 30, 1998 (providing, however, with respect to this clause (ii) only, the Company may call the Convertible Notes only if: (A) the Closing Price of the Company's Common Stock shall be equal to or in excess of $7.50 per share for at least 10 consecutive trading days; and (B) in the event of a conversion pursuant to such call, the holders of the Convertible Notes shall be entitled to receive registered shares of the Company's Common Stock).

          In the event of a call by the Company pursuant to this Section 12.1, the holders, at their option, may require the Company to convert their Convertible Notes (into fully paid and nonassessable shares of the Company's Common Stock) at the Conversion Price (the "Holders Option").

          12.2 Notice of Call. The right of the Company to call any Convertible Notes pursuant to Section 12.1 shall be conditioned upon its giving notice of such call (the "Call Notice"), by personal delivery, overnight courier, certified mail or by facsimile, signed by an authorized officer, to the holders of Convertible Notes, not less than fifteen (15) Business Days prior to the date upon which the call is to be made (the "Call Date"). The Call Notice shall specify (i) the aggregate principal amount of the Convertible Notes to be called, (ii) the date of such call, and (iii) the accrued and unpaid interest thereon (to, but not including, the Call Date). Within ten (10) Business Days after receipt of the Call Notice by the holder of a Convertible Note, such holder shall notify the Company, by personal delivery, overnight courier, certified mail or by facsimile, signed by the holder, of the Holders Option, pursuant to which the holder shall direct whether he wishes the Convertible Notes to be converted or redeemed, pursuant to Section 12.1 hereof (in the event that a holder fails to respond to the Call Notice or fails to respond within the time period or via the means set forth herein, the Holders Option shall become void and of no further effect and the Company shall be entitled to redeem the Convertible Notes as provided in Section 12.1 or 12.2, as the case may be).

          12.3 Partial Call. In the event of a partial call by the Company pursuant to this Article 12, the aggregate principal amount of each call of Convertible Notes pursuant to Section 12.1 hereof, shall be allocated among the Convertible Notes at the time outstanding, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Convertible Notes.

          12.4 Surrender of Convertible Notes Upon Call. In the event that any Convertible Notes shall be surrendered to the Company upon conversion as provided in this Article 12, interest shall cease to accrue upon such Convertible Notes so surrendered.

          12.5 Section 11 Applicable. For purposes of conversion of the Convertible Notes by the Company pursuant to this Article 12, the provisions of Sections 11.1 through 11.4 herein, shall be controlling, as if the same shall have been contained in this Article 12 (except that with respect to Section 11.2, in the event that a holder shall choose redemption as the Holders Option (pursuant to Section 12.2 herein), the Company shall make payment to the holder as soon as practicable after the Conversion Date, by bank or certified check or by wire transfer).

          13.    REGISTRATION RIGHTS; RESTRICTIONS ON TRANSFER.

          13.1   Notification of Proposed Sale.    (a) Unless paragraph (b) of
this Section 13.1 is applicable, each holder of a Convertible Note by acceptance thereof agrees that it will notify the Company in writing before offering for sale or selling or otherwise disposing (provided, that, conversion will not be deemed to be a disposition) of any Convertible Note or the Shares, describing briefly the nature of such sale or other disposition, and no such sale or other disposition shall be made unless and until (i) the holder has supplied to the Company, if requested by the Company within five
(5) Business Days after receipt of such notice, an opinion of counsel for the holder (in-house counsel of a Purchaser shall be deemed to be satisfactory counsel) which counsel shall be reasonably satisfactory to the Company, to the effect that no registration under the Securities Act is required with respect to such sale or other disposition (which opinion may be conditioned upon the transferee's assuming the obligations of a holder of Convertible Notes or Shares under this Section 13.1) or (ii) an appropriate registration statement with respect to such sale or other disposition of such Convertible Notes or Shares shall have been filed by the Company with the Commission and declared effective by the Commission.

                 (b) If the holder of Convertible Notes or Shares has obtained an opinion of its own counsel that the sale of such Convertible Notes or Shares may be made without registration under the Securities Act pursuant to Rule 144, the notification provided in paragraph (a) need not be given to the Company prior to the proposed sale, provided, that, the Company shall not be obliged to register on its registry or transfer books any transfer pursuant to this subsection (b) unless it is satisfied that the requirements of Rule 144 or any successor thereto have been satisfied.

                 (c) The Company may endorse on all Convertible Notes and on all certificates evidencing Shares (issued upon conversion of the Convertible Notes) an appropriate legend restricting their transfer except upon compliance with the provisions of paragraph (a) above, which in the case of the Convertible Notes shall be in the terms set out in Exhibit "B" hereto and in the case of the Shares shall read as follows - "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE ACT OR AN OPINION, IF REQUESTED, OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT"; provided, that, no such legend shall be endorsed on any Convertible Note or Share certificates which, when issued, are no longer subject to the restrictions of this Section 13.1, and provided, further, that if an opinion of satisfactory counsel (in-house counsel of a Purchaser shall be deemed satisfactory counsel) which opinion shall be reasonably satisfactory to counsel for the Company concludes that the legend is no longer necessary, the Company will deliver upon transfer or exchange Convertible Notes or Share certificates without such legends.

          13.2 Obligation to Register. The Company agrees to use its best efforts to file with the Commission as soon as practicable after the Closing date, but in no event later than June 30, 1996, a registration statement for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering all of the Shares. Such registration statement shall be on Form S-3 under the Securities Act, if such Form is then available for use by the Company, or another appropriate form that is available to the Company permitting registration of such Shares for resale by the holders of Convertible Notes or Shares ("Holders") in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company shall not permit any securities to be offered for sale by the Company to be included in such registration statement. The Company shall use its best efforts to cause such registration statement to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof, and, subject to applicable laws, rules and orders, to keep such registration statement continuously effective under the Securities Act for five years after the Closing date, or such shorter period ending when there cease to be outstanding any Shares or Convertible Notes held by the Holders. Notwithstanding the foregoing, the Holders acknowledge that in connection with the Company's contemplated acquisition strategy, the Company may file a registration statement relating to shares of Common Stock to be issued in connection with such acquisition.
In such event, if the Board of Directors of the Company reasonably determines that the Company will be filing a registration statement under the Securities Act in connection with an acquisition, then any registration statement required to be filed by this Section 13.2 or Section 13.3 hereof may be temporarily delayed at the discretion of the Company's Board of Directors, and the Shares which would have been otherwise included in such registration statement shall be included in the Company's registration statement to be filed in connection with the contemplated acquisition, so that the Company would not be required to file more than one registration statement in any consecutive six-month period; provided, however, that the provisions of this sentence shall not be applicable, and the Company shall not be permitted to delay the filing of a registration statement registering the Shares, in the event that the Company proposes, in connection with any such acquisition, to use a registration statement on Form S-4 or any successor form thereto.

          13.3 "Piggyback" Registration Rights. At any time after April 30, 1997 and prior to the maturity of the Convertible Notes, the Company shall, at least thirty (30) days prior to the filing of any registration statement under the Securities Act (other than a registration statement on Form S-8 or Form S-4 or any successor forms) relating to the public offering of its Common Stock by the Company or any of its security holders, give written notice of such proposed filing and of the proposed date thereof to the Holders, and if, on or before the twentieth (20th) day following the date on which such notice is given, the Company shall receive a written request from the Holders requesting that the Company include among the securities covered by such registration statement some or all of the Shares held by or to be held after conversion by such Holder or Holders, the Company shall include such Shares in such registration statement, if filed, so as to permit such Shares to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request.

          13.4 Terms and Conditions of Registration. Except as otherwise provided herein, in connection with any registration statement filed pursuant to Sections 13.2 or 13.3 herein, the following provisions shall apply:

                    (i) If such registration statement shall be filed pursuant to Section 13.3 hereof and if the managing underwriter advises the Company in writing that the inclusion in such registration of some or all of the Shares sought to be registered by the Holder(s) creates a substantial risk that the proceeds or price per share that will be derived from such registration will be reduced or that the number of shares to be registered at the insistence of the Holder(s), plus the number of shares of Common Stock sought to be registered by the Company and any other stockholders of the Company is too large a number to be reasonably sold, then, in such event, the number of shares sought to be registered for the stockholders of the Company shall be reduced, pro rata in proportion to the number of shares sought to be registered to the number of shares recommended be sold by the managing underwriter.

                   (ii) If requested by the Holder(s) in connection with a registration statement filed pursuant to Section 13.2, the Company will enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to the Company, the Holder(s) and the underwriters, and to contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in such agreements used by the managing underwriter, including, without limitation, restrictions of sales of Common Stock or other securities by the Company as may be reasonably agreed to between the Company and such underwriters, and indemnities and rights to contributions to the effect and to the extent provided in Sections 13.5 and 13.6 hereof. The Holders shall be a party to any underwriting agreement relating to an underwritten sale of their Shares and may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters, shall also be made to and for the benefit of the Holders. All representations and warranties of the Holders shall be made to or for the benefit of the Company.

                  (iii) The Company shall provide a transfer agent and registrar (which may be the same entity) for the Shares, not later than the effective date of such registration.

                   (iv) All expenses in connection with the preparation and filing of a registration statement filed pursuant to Sections 13.2 or 13.3 shall be borne solely by the Company, except for any transfer taxes payable with respect to the disposition of such Shares, and any underwriting discounts and selling commissions applicable solely to such sales of Shares, which shall be paid by the Holders of the Shares being registered.

                    (v) The Company shall use its best efforts to cause all of the shares covered by such registration statement to be listed on the American Stock Exchange or if appropriate, such other national securities exchange, or NASDAQ, on which similar shares are listed for trading, if the listing of such registered shares is permitted by such exchange.

                   (vi) Following the effective date of such registration statement, the Company shall, upon the request of the Holders, forthwith supply such number of prospectuses (including exhibits thereto and preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act and such other documents as are referred to in the prospectus as shall be reasonably requested by the Holders to permit the Holders to make a public distribution of their Shares.

                  (vii) The Company shall prepare, if necessary, and file such amendments and supplements to such registration statement filed pursuant to Section 13.2 hereof, as may be necessary to keep such registration statement effective, subject to applicable laws, rules and orders, for a period of five years after the Closing date, or such shorter period ending when there cease to be outstanding any Shares or Convertible Notes held by the Holders, and to comply with the provisions of the Securities Act with respect to the offer and sale or other disposition of the shares covered by such registration statement during the period required for distribution of the shares.

                 (viii)  The Holders may select the underwriter or under-

writers (which shall be of nationally recognized standing), if any, who are to undertake any offering and distribution of the Shares to be included in a registration statement filed under the provisions of Subsection 13.2 hereof, subject to the Company's prior approval of the underwriter, which approval shall not be unreasonably withheld.

                   (ix) The Company shall use its best efforts to register the Shares covered by any such registration statements filed pursuant to
Section 13.2 under such securities or Blue Sky laws in addition to those in which the Company would otherwise sell shares, as the Holders reasonably request, except that neither the Company nor the Holders shall for any such purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified. The fees and expenses incurred in connection with such registration shall be borne by the Company.

                    (x) The Holders shall cooperate fully with the Company and provide the Company with all information reasonably requested by the Company for inclusion in the registration statement or as necessary to comply with the Securities Act. The Company shall cooperate fully with any underwriters selected by the Holders and counsel to such underwriters, and shall provide reasonable and customary access to the Company's books and records (upon receipt from such underwriters of customary confidentiality agreements) in order to facilitate such underwriters' review and examination of the Company in connection with such underwriting.

                   (xi) The Company shall notify the Holders, at any time after effectiveness when a prospectus relating thereto is required to be delivered under the Securities Act within the period mentioned in subdivision
(vii) of this Section 13.4, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing (and upon receipt of such notice and until a supplemented or amended prospectus as set forth below is available, the Holders shall not offer or sell any securities covered by such registration statement and shall return all copies of such prospectus to the Company if requested to do so by it), and at the request of the Holders prepare and furnish the Holders promptly a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (xii) The Company shall furnish to the Holders at the time of the disposition of the Shares, a signed copy of an opinion of the Company's regular in-house or outside general counsel, or other counsel of the Company's selection reasonably acceptable to, and which opinion shall be reasonably satisfactory in form and substance to, the Holders to the effect that: (a) a registration statement covering such Shares has been filed with the Commission under the Securities Act and has been made effective by order of the Commission, (b) said registration statement and prospectus contained therein comply as to form in all material respects with the requirements of the Securities Act, and nothing has come to such counsel's attention (after due inquiry) which would cause such counsel to believe that either said registration statement or such prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of such prospectus, in light of the circumstances under which they were made) not misleading, (c) after due inquiry such counsel knows of no legal or governmental proceedings required to be described in such registration statement or prospectus which are not described as required, or of any contracts or documents of a character required to be described in such registration statement or such prospectus to be filed as an exhibit to such registration statement or to be incorporated by reference therein which are not described and filed as required and (d) to such counsel's knowledge, no stop order has been issued by the Commission suspending the effectiveness of such registration statement; it being understood that such opinion may contain such qualifications and assumptions as are customary in the rendering of similar opinions, and that such counsel may rely, as to all factual matters treated therein, on certificates of the Company (copies of which shall be delivered to the Holders).

                 (xiii) The Company will use its best efforts to comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act, to the extent it shall be required to do so pursuant to such sections, and at all times while so required shall use its best efforts to comply with all other public information reporting requirements of the Commission (including reporting requirements which serve as a condition to utilization of Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any of the Company's Common Stock held by the Holders.
The Company will also cooperate with the Holders in supplying such information and documentation as may be necessary for the Holders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Company Common Stock held by the Holders.

          13.5   Indemnification.

                 (i) In the event of the registration of any shares of the Company under the Securities Act pursuant to the provisions of Sections 13.2 or 13.3, the Company agrees to indemnify and hold harmless the Holders, each underwriter, broker or dealer, if any, and their directors, officers and employees, of such Shares, and each other person, if any, who controls the holders of the Convertible Notes or the Shares (or a permitted assignee thereof), such underwriter, broker or dealer within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Holders (and as applicable) its directors, officers or employees, or such underwriter, broker or dealer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration and will reimburse the Holders, each such underwriter, broker or dealer and controlling person, and their directors, officers or employees, for any legal or other expenses reasonably incurred by the Holders or such underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Holders and as applicable, such Holders' directors, officers or employees, or such underwriter, broker, dealer or controlling person for use in the preparation thereof. Such indemnity shall remain in full effect irrespective of any investigation by any person indemnified above.

                 (ii) In the event of the registration of any Shares of the Holders under the Securities Act for sale pursuant to the provisions of this Agreement, the Holders agree to indemnify and hold harmless the Company, its directors, officers and employees, from and against any losses, claims, damages or liabilities, joint or several, to which the Company, its directors, officers or employees, may become subject under the Securities Act or other-

wise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by the Holders for use in the preparation thereof. Such indemnity shall remain in full effect irrespective of any investigation by any person indemnified above.

                 (iii) Promptly after receipt by a person entitled to indemnification under this Section 13.4 (for purposes of this Section 13.4, an "Indemnified Party") of notice of the commencement of any action or claim relating to any registration statement filed under Sections 13.2 or 13.3 or as to which indemnity may be sought hereunder, such Indemnified Party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (for purposes of this Section 13.4, an "Indemnifying Party"), give written notice to such Indemnifying Party of the commencement of such action or claim, but the failure to so notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party otherwise than pursuant to the provisions of this Section 13.4 and shall also not relieve the Indemnifying Party of its obligations under this Section 13.4, except to the extent that the Indemnified Party is damaged solely as a result of the failure to give timely notice. In case any such action is brought against an Indemnified Party, and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense with counsel satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no Indemnifying Party and no Indemnified Party shall enter into any settlement agreement which would impose any liability on such other party or parties without the prior written consent of such other party or parties.

          13.6   Contribution.  If the indemnification provided for in Section
13.5 hereof is unavailable to the Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Holders on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holders on the one hand and the underwriters on the other from the offering of the Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Holders on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Holder in connection with such statements or omissions, as well as any other relevant equitable considerations.

                 In no event shall the obligation of any Indemnifying Party to contribute under this Section 13.6 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 13.5 hereof had been available under the circumstances.

                 The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the next preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 13.6, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which
(i) in the case of a Holder, the net proceeds received by such Holder from the sale of Shares or (ii) in the case of an underwriter, the total price at which the Shares purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          13.7 Survival. The indemnity and contribution agreements contained in this Section 13 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Shares.

          14.    REPLACEMENT OF CONVERTIBLE NOTES.

                 Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Convertible Note and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity satisfactory to the Company (provided that, in the case of any Purchaser, the written undertaking of such Purchaser to indemnify the Company shall be satisfactory to the Company) or in the case of any such mutilation, upon surrender and cancellation of such Convertible Note, the Company will issue a new Convertible Note of like tenor as if the lost, stolen, destroyed or mutilated Convertible Note were then surrendered for exchange in lieu of such lost, stolen, destroyed or mutilated Convertible Note.

          15.    AMENDMENT AND WAIVER.

                 Except as set forth in Article 5, this Agreement may be amended (or any provision thereof waived) with the consent of the Company and the Holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Convertible Notes then outstanding; provided, however, that no such amendment or waiver shall (i) change the fixed maturity of any Convertible Note, the rate or the time of payment of interest thereon, the principal amount thereof or the circumstances under which such Convertible Note may be called, converted or redeemed without the consent of the holders of all the Convertible Notes then outstanding, (ii) reduce the aforesaid percentage of Convertible Notes, the holders of which are required to consent to any such amendment or waiver, without the consent of the holders of all the Convertible Notes then outstanding or (iii) increase the percentage of the aggregate principal amount of the Convertible Notes that the holders of which may declare the Convertible Notes to be due and payable under Article 10 herein, without the consent of the holders of all of the Convertible Notes then outstanding or (iv) modify the conversion rights or the Conversion Price and adjustments thereto (as outlined in Articles 11 and 12 herein) in any material respect, without the consent of the holders of all of the Convertible Notes then outstanding or (v) alter the registration rights under Article 13 herein in any material respect, without the consent of the holders of all of the Convertible Notes then outstanding and all of the Shares outstanding other than Shares which have been sold in registered public offerings; and provided, further, that no amendment or waiver of any provision of Article 5 shall be effective against any holder of Senior Indebtedness who has not consented thereto. The Company and each holder of a Convertible Note then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Article, whether or not such Convertible Note shall have been marked to indicate such modification, but any Convertible Note issued thereafter shall bear a notation as to any such modification. Promptly after obtaining the written consent of the holders herein provided, the Company shall transmit a copy of such modification to all of the holders of the Convertible Notes then outstanding.

          16.    HOME OFFICE PAYMENT.

                 The Company will make payments of principal and interest by check payable to the order of the holder of any such Convertible Notes duly mailed or delivered to such holder at the address of such holder specified in Exhibit "A", or at such other address as such holder may designate in writing, or , if requested by any holder of the Convertible Notes, by wire transfer to its (or its nominee's) account at any bank or trust company in the United States of America, notwithstanding any contrary provisions herein or in any Convertible Note with respect to the place of payment. All such payments shall be made in immediately available funds. The Purchasers agree that, before any such Convertible Note is assigned or transferred, the Purchasers will make or cause to be made a notation thereon of principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Company of the name and address of the transferee of such Convertible Note if such name and address are known to such Purchaser.

          17.    NOTICES.

                 All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered by courier or mailed express mail or transmitted by telex, facsimile, or other means of electronic transmission:

                 (a) if to a Purchaser or its nominee, at such Purchaser's address as set forth in Exhibit "A" hereto, or at such other address as may have been furnished to the Company by a Purchaser in writing; or

                 (b) if to any other holder of a Convertible Note, at such address as the payee thereof shall have designated to the Company by a written notice stating that such holder has acquired such Convertible Note and designating such an address, or at such other address as may have been furnished to the Company by such holder in writing; or

                 (c) if to the Company, at 191 Nassau Place Road, Yulee, Florida 32097 (fax number (904) 261-4408; Attention: Jonathan Spiller, President and Chief Executive Officer, or at such other address as may have been furnished to the Purchasers or other holders of Convertible Notes in writing by the Company, with a copy to Robert L. Lawrence, Esq., Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019 (fax number (212) 245-3009).

          18.    ENTIRE AGREEMENT.

                 This Agreement and the Convertible Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

          19.    SUCCESSORS AND ASSIGNS.

                 All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          20.    HEADINGS.

                 The headings of the articles and sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

          21.    GOVERNING LAW.

                 This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of laws rules.

          22.    COUNTERPARTS.

                 This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile signatures shall be deemed acceptable and binding.

          23.    SEVERABILITY.

                 Any provision hereof or of the Convertible Notes which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          24.    DEFINITIONS.

                 The following terms, when used in this Agreement, shall have the following meanings:

                 "Affiliate" shall mean any person that controls, is controlled by or is under common control with the person in question. For purposes hereof, "control" and the correlative definitions "controlled by" and "under common control with" shall mean the power and ability to direct the management and affairs of the person in question, whether through the ownership of voting securities, by contract or otherwise.

                 "Agreement" has the meaning set forth in Article 1.

                 "beneficial owner" has the meaning set forth in Rule 13d-3 promulgated by the Commission under the Exchange Act.

                 "Board" or "Board of Directors" means, with respect to any person which is a corporation, a joint stock company or a business trust, the board of directors or other group, however designated, which is charged with legal responsibility for the management of such person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the State of New York are legally authorized to close.

                 "Capital Lease" shall mean a lease of property which is capitalized on the financial statements of the lessee in accordance with generally accepted accounting principles.

                 "Closing" has the meaning set forth in Article 3.

                 "Closing Date" has the meaning set forth in Article 3.

                 "Closing Price" means (i) the last reported sale price as reported on the composite tape of the American Stock Exchange (or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the American Stock Exchange) or the successor principal national securities exchange on which the Common Stock is listed or admitted to trading or on the National Market System, or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange or on the NASDAQ National Market System, the average of the highest reported bid and lowest reported asked price as furnished by NASDAQ, the National Quotation Bureau, Inc., or comparable system or organization, or (iii) in the absence of any of the foregoing, the fair market value as determined in good faith by the Board of Directors of the Company (which determination shall be conclusive).

                 "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

                 "Company" means American Body Armor & Equipment, Inc., a Florida corporation, and its successors and assigns, including any successor corporation by merger formed for the purpose of reincorporating the Company in the State of Delaware.

                 "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement, means the aggregate for the Company and its Subsidiaries of the amounts signified by such term, with intercompany items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital of any such person, other than the parent of such group.

                 "Conversion Date" has the meaning set forth in Section 11.2.

                 "Conversion Price" means $5.00 per share, as the same may be adjusted from time to time in accordance with the terms of this Agreement.

                 "Convertible Notes" has the meaning set forth in Article 1.

                 "Demand" has the meaning set forth in Section 13.2.

                 "Event of Default" has the meaning set forth in Article 10.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "generally accepted accounting principles" means, unless otherwise stated, generally accepted accounting principles in effect from time to time.

                 "Holders" has the meaning set forth in Section 13.2.

                 "Holders Option" has the meaning set forth in Section 12.1.

                 "Indebtedness" of any person means and includes, without duplication, as of any date as of which the amount thereof is to be determined, (i) all obligations of such person to repay money borrowed (including, without limitation, all debentures payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures or other similar instruments and all obligations upon which interest charges are customarily paid), (ii) the value of all Capital Leases (as such term is defined in accordance with generally accepted accounting principles in effect on the date of this Agreement) in respect of which such person is liable as lessee or as the guarantor of the lessee, (iii) the principal amount of all monetary obligations which are secured by any lien or security interest existing on property owned by such person whether or not the obligations secured thereby shall have been assumed by such person, (iv) all guaranties of the Indebtedness of any other person and (v) all amounts from time to time owing to trade creditors arising in the ordinary course of such person's business.

                 "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

                 "Purchaser" has the meaning set forth in Article 1.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Senior Indebtedness" has the meaning set forth in Section
5.7.

                 "Share" or "Shares" has the meaning set forth in Article 1.

                 "Solvent" shall mean when used with respect to any person that as of the date as to which the person's solvency is to be measured:

                 (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including contingent liabilities as valued in accordance with applicable law) as they become absolute and matured;

                 (b)   it has sufficient capital to conduct its business; and

                 (c)   it is able to meet its debts as they mature.

                 "Subsidiary" means any corporation organized under the laws of the United States or of any state or of the District of Columbia or any foreign jurisdiction of which (other than directors' qualifying shares required by law) at least a majority of the shares of each class of the capital stock entitled to vote at the time as of which any determination is being made, is owned, beneficially and of record, by the Company or one or more of its Subsidiaries, or both.

          If the foregoing correctly sets forth our understanding, please sign below on the enclosed counterpart of this Agreement and return the same to the undersigned.

                       Very truly yours,

                       AMERICAN BODY ARMOR & EQUIPMENT, INC.



                       By: /s/ Warren B. Kanders
                            Name:  Warren B. Kanders
                            Title: Chairman


The foregoing Agreement is hereby
accepted and agreed to as of the
date first above written:

PURCHASER:
RICHMONT CAPITAL PARTNERS I, L.P.
By: J.R. INVESTMENTS CORP., General Partner



By: /s/ Nick Bouras
     Name: Nick G. Bouras
     Title: Vice President

                                                                EXHIBIT "A"

[EXCLUDED]

                                                                EXHIBIT "B"

THIS CONVERTIBLE SUBORDINATED NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT REFERRED TO HEREIN.

                   AMERICAN BODY ARMOR & EQUIPMENT, INC.

           5% Convertible Subordinated Note Due April    , 2001

                                                    Dated:  April    , 1996


                   New York, New York


                 FOR VALUE RECEIVED, the undersigned, AMERICAN BODY ARMOR & EQUIPMENT, INC. (the "Company"), a Florida corporation, hereby promises to pay
to                                        or registered assigns, the principal
sum of                          ($          ) on April    , 2001, with
interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal sum from the date hereof at the interest rate of 5% per annum, payable semi-annually on the last day of June and December in each year, commencing on December 31, 1996 (which first interest payment shall be for the period from the date hereof through December 31,
1996), until the principal hereof shall have become due and payable, whether at maturity or by acceleration or otherwise.

                 Payments of principal and interest shall be made in lawful money of the United States of America at the principal office of the Company in New York, New York or at such other place as the Company shall have designated for such purpose to the holder hereof in writing and may be paid by check mailed, or wire transfer as provided in the Purchase Agreement referred to below, to the registered address designated by the holder hereof for such purpose.

                 This Convertible Note is one of a duly authorized issue of Convertible Notes, aggregating $10,000,000 in principal amount, together with a 15% overallotment option for a total maximum of $11,500,000 principal amount, issued pursuant to a certain Convertible Subordinated Note Purchase
Agreement (hereinafter called the "Purchase Agreement") dated as of April   ,
1996, between the Company and the Purchasers named in said Purchase Agreement (capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement).

                 This Convertible Note is subject to the provisions of and is entitled to the benefits of the Purchase Agreement. In addition, the payment of the principal and interest on this Convertible Note is subordinated in right of payment to the prior payment in full of certain other obligations of the Company to the extent and in the manner set forth in the Purchase Agreement. Each holder of this Convertible Note, by accepting the same, agrees to and shall be bound by the provisions of the Purchase Agreement.

                 This Convertible Note is transferable only upon the conditions specified in the Purchase Agreement. Notwithstanding the foregoing, however, this Note is registered with the Company as to both principal and interest and transfer of this Convertible Note can be effected only by surrender of this Convertible Note and either reissuance by the Company of this Convertible Note or by issuance by the Company of a new Convertible Note. The Company shall maintain a register for the registration and transfer of this Convertible Note (the "Schedule"), containing the name and address of any holder(s) of this Convertible Note. All transfers of this Convertible Note and/or transferees of this Convertible Note shall be registered in the Schedule. This Convertible Note may be assigned only upon the surrender thereof at the address of the Company set forth in the Purchase Agreement. Thereupon, the Company shall execute in the name of the assignee either a reissued Convertible Note or a new Convertible Note, shall register such transfer in the Schedule and shall deliver either a reissued Convertible Note or a new Convertible Note to the holder. Upon surrender or presentation of this Convertible Note to the Company for transfer, this Convertible Note shall be duly endorsed and shall specify the name and address of the transferee.

                 This Convertible Note is convertible into Common Stock of the Company (as set forth in Articles 11 and 12 of the Purchase Agreement) in the manner, and upon the terms and conditions, including without limitation, the anti-dilution provisions, provided in the Purchase Agreement.

                 In case an Event of Default, as defined in the Purchase Agreement, shall occur and be continuing, the principal of this Convertible Note may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

                 No reference herein to the Purchase Agreement and no provision hereof or thereof shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places set forth herein and in the Purchase Agreement.

                 This Convertible Note is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of laws rules.


                 Subject to the provisions of Article 19 of the Purchase Agreement, the Company may treat the person in whose name this Convertible
Note is registered as the owner and holder of this Convertible Note for the purpose of receiving payment of principal and interest on this Convertible Note and for all other purposes whatsoever and the Company shall not be affected by any notice to the contrary.

                 IN WITNESS WHEREOF, AMERICAN BODY ARMOR & EQUIPMENT, INC. has
caused this Convertible Note to be dated, and to be executed on its behalf by its officer thereunto duly authorized.


                 AMERICAN BODY ARMOR & EQUIPMENT, INC.




                 By:

                      Name:

                      Title:
                          REGISTER FOR TRANSFERS


Holder
                       Name and Address



EXHIBIT C--FORM OF CONFIDENTIAL PURCHASER QUESTIONNAIRE EXCLUDED